UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2006

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 Industrial Way, Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-284-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2006, the Registrant amended the annual salaries for certain of the Registrant's executive officers, effective as of January 1, 2006. A summary of the 2006 salaries is attached to this Current Report on Form 8-K as Exhibit 99.1.

On February 13, 2006, the Registrant approved its 2006 Management Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan provides that the executive officers of MKS are eligible to receive a cash bonus, calculated based on a specified percentage of their respective 2006 base salary (ranging from 40% to 75%), upon achievement of identified MKS internal pro forma pre-tax earnings per share for the year ending December 31, 2006, and, in some instances, also partly upon individualized financial objectives. A copy of the Bonus Plan will be filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005.

On February 13, 2006, Mr. Berlinghieri's percentage target bonus under the Bonus Plan was increased from 60% of base earnings to 75% of base earnings.

This Current Report on Form 8-K is also being filed to file the Registrant's form of restricted stock agreement under the Registrant's 2004 Stock Incentive Plan, which is attached as Exhibit 99.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

February 14, 2006	By:	/s/ Ronald C. Weigner

Name: Ronald C. Weigner
Title: VP & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Summary of 2006 Compensatory Arrangements with Executive Officers
99.2	Form of Restricted Stock Award under the Registrant's 2004 Stock Incentive Plan